eXHIBIT 10.18

third amendment to the
harman international industries, incorporated
retirement savings plan

WHEREAS, Harman International Industries, Incorporated (the "Employer") maintains the Harman International Industries, Incorporated Retirement Savings Plan, as amended and restated effective as of June 27, 2000 (the "Plan"), and may amend the Plan pursuant to Section 9.1 of the Plan;

WHEREAS, the Plan desires to amend the Plan in certain respects as requested by the Internal Revenue Service ("IRS") in connection with the pending application for a favorable determination letter filed with the IRS on May 15, 2002;

WHEREAS, the Board of Directors of the Employer has resolved that the Plan shall be amended to reflect these intentions.

NOW, THEREFORE, the Plan is hereby amended, effective June 27, 1997, to read as follows:

1.         Section 1.1(n) of the Plan is hereby amended by deleting the second sentence thereof and inserting in lieu thereof the following:

"Employee" shall include leased employees.  For purposes of this Section 1.1(n), a “leased employee” means any person who, pursuant to an agreement between an Affiliated Employer and any other person (“leasing organization”), has performed services for the Affiliated Employer on a substantially full‑time basis for a period of at least one year and such services are performed under the primary direction or control of the Affiliated Employer.  Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for an Affiliated Employer will be treated as provided by the Affiliated Employer.

2.         Section 5.5(a) of the Plan is hereby amended to read as follows:

     (a)  The amounts credited to a Participant under the Plan shall not exceed the limitations of Code Section 415(c) and the regulations thereunder, the provisions of which are incorporated by reference.

IN WITNESS WHEREOF, the Employer has executed this Amendment on the 12th day of September, 2003.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By: /s/ Frank Meredith
       Name:  Frank Meredith
      Title:    Chief Financial Officer